Standard Terms and Conditions of Trust
For
Fidelity Defined Trusts Municipal Income Trust Series 1 and certain subsequent Series


Effective:  March 5, 1997


Among
National Financial Services Corporation
Depositor and Portfolio Supervisor
Muller Data Corporation
Evaluator
The Chase Manhattan Bank
Trustee
TABLE OF CONTENTS
Section Heading Page
Preamble 1
Form of Certificate 2
Article II Deposit of Securities; Acceptance of Trust; Form and Issuance of Certificates; Portfolio Insurance for the Insured Trusts; Uncertificated Form; Separate Trusts 6
Section 2.01. Deposit of Securities 6
Section 2.02. Acceptance of Trust 8
Section 2.03. Issue of Certificates 8
Section 2.04. Form of Certificates 9
Section 2.05. Uncertificated Form 9
Section 2.06. Portfolio Insurance for the Insured Trusts 9
Section 2.07. Separate Trusts 11
Article III Administration of Fund 11
Section 3.01. Initial Cost 11
Section 3.02. Interest Account 12
Section 3.03. Principal Account 12
Section 3.04. Reserve Account 13
Section 3.05. Distribution 13
Section 3.06. Distribution Statements 17
Section 3.07. Sale of Securities 19
Section 3.08. Refunding Securities 21
Section 3.09. Counsel 21
Section 3.10. Notice and Sale by Trustee 21
Section 3.11. Trustee Not Required to Amortize 21
Section 3.12. Liability of Depositor 21
Section 3.13. Notice to Depositor 22
Section 3.14. Limited Replacement of Special Securities; Replacement
Securities 22
Section 3.15. Portfolio Supervisor 24
Article IV Evaluation of Securities; Evaluator 25
Section 4.01. Evaluation of Securities 25
Section 4.02. Information for Unitholders 25
Section 4.03. Compensation of Evaluator 26
Section 4.04. Liability of Evaluator 26
Section 4.05. Resignation and Removal of Evaluator 26
Article V Evaluation, Redemption, Purchase, Transfer, Interchange, Replacement of Certificates or Units Held in Uncertificated Form 27
Section 5.01. Evaluation 27
Section 5.02. Redemptions by Trustee 28
Section 5.03. Transfer or Interchange of Certificates or Units Held in Uncertificated Form 31
Section 5.04. Certificates Mutilated, Destroyed, Stolen or Lost 32
Article VI Trustee 32
Section 6.01. General Definition of Trustee's Liabilities, Rights and
Duties 32
Section 6.02. Books, Records and Reports 35
Section 6.03. Indenture and List of Securities on File 36
Section 6.04. Compensation 36
Section 6.05. Removal and Resignation of Trustee; Successor 37
Section 6.06. Qualifications of Trustee 39
Article VII Rights of Unitholders 39
Section 7.01. Beneficiaries of Trust 39
Section 7.02. Rights, Terms and Conditions 39
Article VIII Additional Covenants; Miscellaneous Provisions 40
Section 8.01. Amendments 40
Section 8.02. Termination 40
Section 8.03. Construction 42
Section 8.04. Registration of Units 42
Section 8.05. Written Notice 42
Section 8.06. Severability 43
Section 8.07. Dissolution of Depositor Not to Terminate 43
Signature Page 44
STANDARD TERMS AND CONDITIONS OF TRUST

FOR

FIDELITY DEFINED TRUSTS MUNICIPAL INCOME TRUST SERIES 1

and certain subsequent Series

Effective:  March 5, 1997
These Standard Terms and Conditions of Trust effective March 5, 1997 are executed between National Financial Services Corporation, as Depositor and Portfolio Supervisor, Muller Data Corporation, as Evaluator and The Chase Manhattan Bank, as Trustee.
WITNESSETH THAT:
In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:
INTRODUCTION
These Standard Terms and Conditions of Trust, effective March 5, 1997, shall be applicable to Fidelity Defined Trusts Municipal Income Trust Series 1 and certain subsequent Series established after the date of effectiveness hereof, as provided in this paragraph. For Fidelity Defined Trusts Municipal Income Trust Series 1 and certain subsequent Series established after the date of effectiveness hereof to which these Standard Terms and Conditions of Trust, effective March 5, 1997, are to be applicable, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor shall execute a Trust Agreement, incorporating by reference these Standard Terms and Conditions of Trust, effective March 5, 1997, and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series and for each Trust in such Series (i) the Securities deposited in trust, (ii) the fractional undivided interest represented by each Unit, (iii) the number of Units of the Trust, (iv) the First Settlement Date and (v) the Trustee's rate of compensation.
Whereas, the form of the Certificates shall be substantially as follows and shall indicate the Series number and the name of the Trust, as set forth in the Trust Agreement:

Certificate of Ownership   Plan of Distribution:
Evidencing an Undivided
Interest In

FIDELITY DEFINED TRUSTS MUNICIPAL INCOME TRUST
See Reverse For
Certain Definitions
This is to certify that
is the owner and registered
holder of this Certificate evidencing
the ownership of
of fractional undivided interest in the above-named Trust created pursuant to the Indenture, a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the holder of this Certificate by virtue of the acceptance hereof assents and is bound. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee, and payment of the fees and expenses provided in the Indenture.
Witness the facsimile signature of the Depositor and the manual signature of an authorized signatory of the Trustee.
 Dated:
National Financial Services
  Corporation, Depositor The Chase Manhattan Bank, Trustee

By:______________________________ By:____________________
 Authorized Signatory
CONTROL NO.

FORM OF ASSIGNMENT
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -as tenants in common UNIF GIFT MIN ACT - ____ Custodian ______
TEN ENT -as tenants by the entireties
(Cust)               (Minor)
JT TEN -as joint tenants with right                     Under Uniform Gifts
to Minors Act
 of survivorship and not
 as tenants in common                  ______________________________
                                           State
Additional abbreviations may also be used though not in the above list.
For Value Received, ________________________________ hereby sell, assign and transfer ____________ Units represented by this Certificate unto
_____________________________
      Social Security or Other Identifying Number of
      Assignee must be provided



___________________________________________________________________________
and does hereby irrevocably constitute and appoint
_____________________________________________________, attorney, to transfer said Units on the books of the Trustee, with full power and substitution in the premises.
Dated: _____________________________________________
 Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed by
_________________________________
               Firm or Bank
_________________________________
          Authorized Signature
Signatures must be guaranteed by a participant in the Securities
Transfer Agents Medallion Program ("STAMP") or such other guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee.


Now, Therefore, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:
ARTICLE I
DEFINITIONS
 SECTION 1.01. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:
 (1) "DEPOSITOR" shall mean National Financial Services Corporation and its successors in interest, or any successor depositor appointed as hereinafter provided.
 (2) "TRUSTEE" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided.
 (3) "EVALUATOR" shall mean Muller Data Corporation and its successors in interest, or any successor evaluator appointed as hereinafter provided.
 (4) "PORTFOLIO SUPERVISOR" shall mean National Financial Services Corporation and its successors in interest, or any successor Portfolio Supervisor appointed as hereinafter provided.
 (5) "SECURITIES" shall mean such of the interest-bearing tax-exempt obligations; including delivery statements relating to "when, as and if issued" and/or "regular-way" contracts, if any, for the purchase of certain securities and certified or bank check(s) or letter(s) of credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed in Schedule A of the Trust Agreement, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections 3.08 and 3.14 hereof, as may from time to time continue to be held as a part of the Trust Fund.
 (6) "CERTIFICATE" shall mean any one of the certificates executed by the Trustee and the Depositor evidencing ownership of an undivided fractional interest in a Trust.
 (7) "DATE OF DEPOSIT" shall mean the date upon which the Trust is created.
 (8) "CONTRACT SECURITIES" shall mean Securities which are to be acquired by the Fund pursuant to contracts, including (i) Securities listed in Schedule A to the Trust Agreement and (ii) Securities which the Depositor has contracted to purchase for the Fund pursuant to Section 3.14 hereof.
 (9) "TRUST FUND" or "FUND" shall mean the collective Trusts created by the Trust Agreement, which shall consist of the Securities held pursuant and subject to the Indenture, together with all undistributed interest received or accrued thereon, any undistributed cash realized from the sale, redemption, liquidation or maturity thereof or the proceeds of insurance, if any, received in respect thereof. Such amounts as may be on deposit in the Reserve Account hereinafter established shall be excluded from the Trust Fund.
 (10) "TRUST" or "TRUSTS" shall mean the separate trust or trusts created by the Trust Agreement, the Securities constituting the portfolio of which are listed in Schedule A attached hereto. "INSURED TRUST" shall mean a Trust in a Fund which has obtained Insurance, as such term is defined in
Section 1.01(12).
 (11) "TRUST AGREEMENT" shall mean the Trust Agreement for the particular series of the Fund into which the Indenture is incorporated.
 (12) "INSURANCE" shall mean the contract or policy of insurance obtained by certain Trusts of the Fund guaranteeing the payment when due of the principal of and interest on the Securities held pursuant and subject to this Indenture, together with the proceeds, if any, thereof payable to or received by the Trustee for the benefit of such Trusts and the Unitholders thereof except that Insurance shall not include the individual policies of insurance on the Securities in certain trusts which policies have been obtained by the issuers of such Securities or by the underwriters, the Depositor or others prior to the deposit of such Securities in the Trust (the "PRE-INSURED SECURITIES").
 (13) "INSURER" shall mean any provider of insurance obtained by a Trust and issuing the contract or policy of Insurance obtained by certain Trusts of the Fund protecting such Trusts and the Unitholders thereof against nonpayment when due of the principal of and interest on any Security held by the Trustee as part of the Fund.
 (14) "UNIT" in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust equal initially to the fraction specified in "Essential Information" in the Prospectus, the numerator of which is one and the denominator of which shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof and
(2) decreased by the number of any such Units redeemed as provided in
Section 5.02.
 (15) "INDENTURE" shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular series of the Fund.
 (16) "PROSPECTUS" shall mean the prospectus relating to the Trust Fund filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, in the form first used to confirm sales of Units.
 (17) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or, in the City of New York, a legal holiday or a day on which banking institutions are authorized by law or executive order to close.
 (18) Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.
 (19) The words "herein", "hereby", "herewith", "hereof", "hereinafter", "hereunder", "hereinabove", "hereafter", "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.
 (20) "UNITHOLDER" shall mean the registered holder of any Units of a Trust as recorded on the books of the Trustee, and represented in either certificated or uncertificated form, his or her legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Units and as such shall be deemed a beneficiary of a trust created by this Trust Agreement to the extent of his PRO RATA share thereof.
ARTICLE II

DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
FORM AND ISSUANCE OF CERTIFICATES;
PORTFOLIO INSURANCE FOR THE INSURED TRUSTS; UNCERTIFICATED FORM; SEPARATE
TRUSTS
 SECTION 2.01. DEPOSIT OF SECURITIES. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied by the Trustee as herein provided. The Depositor agrees to pay the total purchase price of all the Securities and shall deliver the Securities listed on said Schedule A to the Trustee which were represented by delivery statements at the time of the execution and delivery of the Trust Agreement within 90 days after said execution and delivery, or if the contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor, the Depositor shall forthwith take the remedial action specified in Section 3.14.
 (b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Securities, in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Securities), to be held, managed and applied by the Trustee as herein provided. In lieu of additional Securities or Contract Obligations representing additional Securities, the Depositor may deposit with the Trustee cash (or a letter of credit) in an amount equal to the valuation made in accordance with Section 4.01 for the date of such deposit of the additional Securities not delivered or represented by Contract Obligations together with instructions to purchase such additional Securities. Each deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities from the Depositor to the Trustee. The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Securities as is specified in the Prospectus for the Trust and the Depositor shall ensure that such Securities are identical to those deposited on the Initial Date of Deposit. The Depositor shall obtain an opinion of counsel satisfactory to the Depositor as to the validity of each deposit of additional Securities. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Securities (the "ADDITIONAL SECURITIES DELIVERY PERIOD"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason such Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the monies in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.14. If the Depositor does not take the action specified in Section 3.14 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.14. If the Depositor determines that Securities for whose purchase cash was deposited with the Trustee cannot be acquired, the Depositor may proceed pursuant to Section 3.14 in the same manner as if such Securities were Special Securities. Instructions to purchase additional Securities shall be in writing and shall specify the name, CUSIP number, if any, aggregate amount of the Security to be purchased and price. The Trustee shall have no responsibility or liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions and in the absence thereof shall have no duty to purchase any Securities. The Trustee shall have no responsibility for maintaining the composition of the Trust portfolio. Cash delivered to the Trustee for purchase of additional Securities pursuant to instructions of the Depositor shall be on deposit with the Trustee and shall bear interest for the benefit of the Trust at the Federal funds rate adjusted daily as reported in the New York Times under the caption "Key Rates" less the cost to the Trustee of protecting such cash in accordance with 12 C.F.R. Section
9.10 (or successor regulations), if the Trustee is then required to so protect such cash.
 (c) In connection with the deposits described in Section 2.01 (a) and (b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit will, deposit cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the "PURCHASE AMOUNT") relating to Securities which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for the Trust.
 (d) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by a Contract Obligation are not delivered to the Trust in accordance with Section 2.01(a) or 2.01(b) and the monies, or, if applicable, the monies drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.14 purchases of New Securities, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Security was acquired pursuant to
Section 3.14, plus all amounts described in the next succeeding two sentences, shall be credited to the Principal Account and distributed pursuant to Section 3.05 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unitholder his PRO RATA portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unitholders, an amount equal to the accrued interest (at the coupon rate of the Failed Securities) to the date the Depositor notifies the Trustee that no Replacement Security will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section 3.14. Any amounts remaining from monies drawn on the Letter of Credit which are not used to purchase New Securities or are not used to provide refunds to Unitholders shall be paid to the Depositor.
 (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee.
 (f) In connection with and at the time of any deposit of additional Securities pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the deposit or receivable by the Trust in respect of matured interest payments not received as of the date of the deposit, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.
 SECTION 2.02. ACCEPTANCE OF TRUST. The Trustee hereby declares it holds and will hold each Trust as Trustee in trust upon the trusts herein created for the use and benefit of the Unitholders, subject to the terms and conditions of this Indenture.
 SECTION 2.03. ISSUE OF CERTIFICATES. The Trustee hereby acknowledges receipt of the deposit referred to in Section 2.01 and simultaneously with the receipt of said deposit has executed and delivered to or on the order of the Depositor Certificates substantially in the form above recited or has recorded on the books of each Trust for the account of the Depositor the ownership of Units representing the ownership of the number of Units of each Trust Fund specified in Part II of the Trust Agreement. The Trustee hereby agrees that on the date of any Notice of Deposit of Additional Securities pursuant to Section 2.01 of the Indenture, it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute documentation substantially in the form above recited representing the ownership of an aggregate number of those Units.
 SECTION 2.04. FORM OF CERTIFICATES.  Each Certificate referred to in
Section 2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed either manually or in facsimile by an authorized signatory of the Trustee and in facsimile by the President or one of the Vice Presidents of the Depositor and dated the date of execution and delivery by the Trustee.
 SECTION 2.05. UNCERTIFICATED FORM. Units may also be held in uncertificated form. Upon the issuance of Units in uncertificated form, the Trustee shall provide to the registered owner within two business days after the issuance, an initial transaction statement which sets forth a description of the Fund, the number of Units issued, the name, address and taxpayer identification number, if any, of the Unitholders and the date the issuance was registered or setting forth those items as are required by
Article 8 of the Uniform Commercial Code currently in effect in the State of New York. Unitholders evidenced by Certificates may at any time elect to have their Units held in uncertificated form by surrendering their Certificates to the Trustee for cancellation. At such time, an appropriate notation will be made in the registration books of the Trust to indicate that the Units formerly evidenced by such cancelled Certificates are Units held in uncertificated form. The Trustee shall, at the request of the holder of any Units held in uncertificated form, issue a new Certificate to evidence such Units and at such time make appropriate notation in the registration books of the Trust. If the Prospectus so provides, Units will be held (i) solely in uncertificated form or (ii) held in uncertificated form unless the Unitholder submits a written request to the Trustee for the issuance of a Certificate.
 SECTION 2.06. PORTFOLIO INSURANCE FOR THE INSURED TRUSTS. Concurrently with the delivery to the Trustee of the Securities in each Insured Trust listed in Schedule A to the Trust Agreement, the Insurer has delivered to and deposited with the Trustee a unit investment trust insurance portfolio policy to protect each Insured Trust and the Unitholders thereof against nonpayment of principal and interest when due on any Security or Securities (except for Pre-Insured Securities) while held by the Trustee in the portfolio of such Trust.
The Trustee shall take all action deemed necessary or advisable in connection with the Insurance to continue such Insurance in full force and effect and shall pay all premiums due thereon, including the initial premium, all in such manner as in its sole discretion shall appear to result in the most protection and least expense to such Trust.
Under the terms of the policy, the Insurance may not be cancelled by the Insurer. The Trustee shall make the deduction and payment of premiums at the time and in the manner prescribed in Section 3.05 of this Indenture in order to continue in force the coverage thus provided. The Insurer's right to the payment of premiums from Trust funds held by the Trustee in accordance with the terms of the policy is absolute (except when payment is withheld in good faith by the Trustee in the event of dispute over the amount thereof), but no failure on the part of the Trustee to make such payment of principal or installment thereof to the Insurer shall result in a cancellation of the Insurance or otherwise affect the right of any Unitholder under the policy to have any amounts of principal and interest paid by the Insurer to the Trustee to be held as part of an Insured Trust when the same are not paid when due by the issuer of a Security or Securities held by the Trustee as part of such Insured Trust.
With each payment of premium or installment thereof, the Trustee shall notify the Insurer of all Securities (except for Pre-Insured Securities) which during the expiring premium period were redeemed from or sold by each Insured Trust.
At all times during the existence of an Insured Trust, the insurance policy shall provide for payment by the Insurer to the Trustee of any amounts of principal and interest due, but not paid, by the issuer of a Security (except for Pre-Insured Securities which are not covered by Insurance).
The Trustee shall promptly notify the Insurer of any nonpayment or of any written notice directed to and received by the Trustee of threatened nonpayment of principal or interest and the Insurer shall within 30 days after receipt of such notice make payment to the Trustee of all amounts of principal and interest at that time due, but not paid.
Payments of principal and interest assumed by the Insurer under the policy shall be made as required by the related Security or Securities, except in the event of a sale of any such Security or Securities by the Trustee under
Section 3.07, 5.02 or 6.04, or a termination of this Indenture and the respective Insured Trust created hereby under Section 8.02, prior to the final maturity of such Security or Securities, in each of which events, upon notice from the Trustee, the Insurer shall promptly make payment of the accrued interest on such Security or Securities to the Trustee and shall be relieved of further obligation to the Trustee thereon.
Upon the making of any payment referred to in the preceding paragraphs, the Insurer shall succeed to the rights of the Trustee under the Security or Securities involved to the extent of the payments made at that time, or any time subsequent thereto, and shall continue to make all payments required by the terms of such Security or Securities to the extent that funds are not provided therefor by the issuer thereof. Upon the payment of any amounts by the Insurer, occasioned by the nonpayment thereof by the issuer, the Trustee shall execute and deliver to the Insurer any receipt, instrument or document required to evidence the right of the Insurer in the Security or Securities involved to payment of principal and/or interest thereon to the extent of the payments made by the Insurer to the Trustee. With respect to Pre-Insured Securities in the respective Trusts of the Fund, the Trustee shall promptly notify the respective insurance company of any nonpayment of principal or interest on such Pre-Insured Securities and if the respective insurance company should fail to make payment to the Trustee within 30 days after receipt of such notice, the Trustee shall take all action against the respective insurance company and/or issuer as instructed by the Depositor to collect all amounts of principal and interest at that time due, but not collected.
The Trustee shall also take such action required under Section 5.02 hereof with respect to the acquisition of Permanent Insurance, as defined in such
Section 5.02, in connection with the sale of Securities from an Insured
Trust.
 SECTION 2.07. SEPARATE TRUSTS. The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one Trust may not be commingled with the assets of any other nor shall the expenses of any Trust be charged against the other. The Certificates representing the ownership of an undivided fractional interest in one Trust shall not be exchangeable for certificates representing the ownership of an undivided fractional interest in any other.
ARTICLE III
ADMINISTRATION OF FUND
 SECTION 3.01. INITIAL COST. The expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other non-material out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and final prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses shall be borne by the Trust. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section. For purposes of the preceding sentence, the calculations of distributions under Section 3.05 and the addition provided in clause (d) of the second sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid upon the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization by the Depositor pursuant to
Section 5.01; PROVIDED, HOWEVER, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to full reimbursement for, any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates provided by the Depositor pursuant to Section 5.01.
 SECTION 3.02. INTEREST ACCOUNT. The Trustee shall collect the interest on the Securities in each Trust as such becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Securities in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Securities or insurance thereon, if any, which represents accrued interest thereon, monies representing penalties for failure to make timely payments on Securities or liquidated damages for default or breach of any condition or term of the Securities) and credit such interest to a separate account for each Trust to be known as the "INTEREST ACCOUNT".
 SECTION 3.03. PRINCIPAL ACCOUNT. (a) The Securities in each Trust and all moneys (except moneys held by the Trustee pursuant to subsection (b) hereof) other than amounts credited to the Interest Account, received by the Trustee in respect of the Securities in each Trust, including insurance thereon, if any, shall be credited to a separate account for each Trust to be known as the "PRINCIPAL ACCOUNT".
 (b) Moneys and/or irrevocable letters of credit required to purchase Contract Securities or to purchase Securities pursuant to the Depositor's written instructions, or deposited to secure such purchases, are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account until (i) the Depositor fails to timely purchase a Contract Security and has not given the Failed Contract Notice (as defined in Section 3.14) at which time the moneys and/or letters of credit attributable to the Contract Security not purchased by the Depositor shall be credited to the Principal Account; or
(ii) the Depositor has given the Trustee the Failed Contract Notice at which time the moneys and/or letters of credit attributable to failed contracts referred to in such Notice shall be credited to the Principal Account; PROVIDED, HOWEVER, that if the Depositor also notifies the Trustee in the Failed Contract Notice that it has purchased or entered into a contract to purchase a New Security (as defined in Section 3.14), the Trustee shall not credit such moneys and/or letters of credit to the Principal Account unless the New Security shall also have failed or is not delivered by the Depositor within two business days after the settlement date of such New Security, in which event the Trustee shall forthwith credit such moneys and/or letters of credit to the Principal Account. The Trustee shall in any case forthwith credit to the Principal Account, to the extent of moneys, or moneys then available under any letter of credit, deposited by the Depositor, and/or cause the Depositor to deposit in the Principal Account, the difference, if any, between the purchase price of the failed Contract Security and the purchase price of the New Security, together with any sales charge and accrued interest applicable to such difference (or applicable to the failed Contract Security if no New Security is deposited) and distribute such moneys to Unitholders pursuant to Section 3.05.
The Trustee shall give prompt written notice to the Depositor and the Evaluator of all amounts credited to or withdrawn from the Principal Account and the balance in such Account after giving effect to such credit or withdrawal.
 SECTION 3.04. RESERVE ACCOUNT. From time to time, the Trustee shall withdraw from the cash on deposit in the Interest Account or the Principal Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the "RESERVE ACCOUNT". The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; PROVIDED, HOWEVER, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn, or if the Trust Fund shall have terminated or shall be in the process of termination, the Trustee shall distribute same in accordance with Section 8.02(d) and (e) to each Unitholder such holder's interest in the Reserve Account.
 SECTION 3.05. DISTRIBUTION. The Trustee, as of the "FIRST SETTLEMENT DATE", as defined in Part II of the Trust Agreement, shall advance from its own funds and shall pay to the Unitholders of the respective Trusts then of record the amount of interest received or accrued to such date on the Securities deposited in the respective Trusts, net of a proportionate amount of Trust expenses attributable to the period between the date of the Trust Agreement and the First Settlement Date. The Trustee shall also advance from its own funds and pay the Depositor the amount specified in
Part II of the Trust Agreement, which is all or a portion of the interest which accrues on any "when-issued" Securities deposited in the Trusts and Securities delivered to the Trust after the First Settlement Date from the First Settlement Date to the respective dates of delivery to the respective Trust of any of such Securities. Subsequent distributions shall be made as hereinafter provided.
As of the tenth day of each month of each year commencing with the first such day after the date of the Trust Agreement, the Trustee shall with respect to each Trust:
 (a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Sections 3.01 and 6.04;
 (b) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to
Section 4.03;
 (c) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.09, as certified to by the Depositor; and
 (d) deduct from the Interest Account or to the extent funds are not available in such Account, from the Principal Account and pay to the Portfolio Supervisor the amount that it is entitled to receive pursuant to
Section 3.15.
As of the tenth day of each month of each year commencing with the first such day after the date of the Trust Agreement, the Trustee with respect to each Insured Trust shall deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to the Insurer the amount of any premium to which it is at the time entitled to receive pursuant to Section 2.06.
The second distribution of funds from the Interest Account shall be in the amount for each Trust set forth in the Prospectus and shall be made on the date indicated in the Prospectus to all Unitholders of record on the date indicated in the Prospectus (sometimes referred to herein as the General Record Date), regardless of the plan of distribution elected by the Unitholder. Subsequent distributions from the Interest Account shall be made monthly or, if specified in the applicable prospectus and elected by the Unitholder, semi-annually as hereinafter provided.
For monthly distributions, the share of the balance in the Interest Account to be distributed to a Unitholder who has not elected to receive semi-annual distributions shall be computed as of the tenth day of each month, commencing with the first such day after the General Record Date (the "MONTHLY RECORD DATE"). The Trustee shall distribute by mail to each Unitholder of record as of the close of business on such Monthly Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's PRO RATA share of the balance of the Interest Account as computed herein on or shortly after the twentieth day of the month of computation (the "MONTHLY DISTRIBUTION DATE").
The computation of the pro rata share of the Interest Account for monthly distributions shall be made as follows:
Such amount shall be equal to the estimated amount of interest accrued on the Securities from and including the immediately preceding Monthly Record Date (or General Record Date, as appropriate) through but not including the Monthly Record Date on which the computation is made, less (i) the estimated annual costs and expenses allocable (on a per diem basis) to such period, (ii) interest attributable to such period paid or payable in connection with redemption of Units and (iii) amounts previously advanced by the Trustee pursuant to this Section 3.05 which are now deemed to be uncollectible, divided by the number of Units outstanding on such Monthly Record Date.
In the event the amount on deposit in the Interest Account on a Monthly Distribution Date is not sufficient for the payment of the amount of interest to be distributed on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to the Interest Account such amount as may be required to permit payment of the monthly interest distribution to be made on such Monthly Distribution Date and shall be entitled to be reimbursed, without interest, out of interest received by the Fund on the first Monthly Record Date following the date of such advance on which such reimbursement may be made without reducing the amount in the Interest Account to an amount less than that required for the next ensuing monthly interest distribution except where advances were made by the Trustee on Securities which have defaulted or on which any payment has been recovered from the Trustee by a trustee in bankruptcy and the interest on which cannot currently be collected (either from the issuer of the Securities or the Insurer), in which case the Trustee may reimburse itself for such advances and reduce, if necessary, the amount of the interest distribution.
In lieu of the monthly distributions of interest provided above, a Unitholder may elect to receive payments semi-annually from the Interest Account if such a semi-annual plan of distribution is provided for in the applicable Prospectus. Unitholders desiring to receive semi-annual distributions and who purchase their Units prior to the Monthly Record Date following the General Record Date may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee.
Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Any such further notice, in order to be effective, shall be transmitted to the Trustee (on a form provided by the Trustee) not more than 45 days prior to, nor later than, the Semi-annual Record Date in any calendar year, which notice shall be accompanied by surrender of the Certificate to which it relates (if issued). Changes may be made only as herein provided and will become effective as of the semi-annual distribution following the subsequent Semi-annual Record Date, to continue until further notice.
For semi-annual distributions, the share balance in the Interest Account to be distributed to a Unitholder who has elected to receive semi-annual distributions after the first distribution shall be computed as of the tenth day of each May and November (the "SEMI-ANNUAL RECORD DATES"). The Trustee shall distribute by mail to each Unitholder of record as of the close of business on such Semi-annual Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's PRO RATA share of the balance of the Interest Account as computed herein on or shortly after the twentieth day of the month of computation (the "SEMI-ANNUAL DISTRIBUTION DATE").
The computation of the pro rata share of the Interest Account for semi-annual distributions shall be made as follows:
Such amount shall be equal to the estimated amount of interest accrued on the Securities from and including the immediately preceding Semi-annual Record Date (or General Record Date, as appropriate) through but not including the Semi-annual Record Date on which the computation is made, less (i) the estimated annual costs and expenses allocable (on a per diem basis) to such period, (ii) interest attributable to such period paid or payable in connection with redemption of Units and (iii) amounts previously advanced by the Trustee pursuant to this Section 3.05 which are now deemed to be uncollectible, divided by the number of Units outstanding on such Semi-annual Record Date.
To the extent practicable, the Trustee shall allocate the expenses of each Trust among Units of such Trust, giving effect to differences in administrative and operational cost among those who have chosen to receive distributions monthly or semi-annually.
In the event the amount of deposit in the Interest Account on a Semi-annual Distribution Date is not sufficient for the payment of the amount of interest to be distributed on the basis of the aforesaid computation, the Trustee shall advance out of its own funds and cause to be deposited in and credited to the Interest Account such amount as may be required to permit payment of the semi-annual interest distribution to be made on such Semi-annual Distribution Date and shall be entitled to be reimbursed, without interest, out of interest received by the Trust on the first Monthly Record Date following the date of such advance on which such reimbursement may be made without reducing the amount in the Interest Account to an amount less than that required for the next ensuing semi-annual interest distribution except where advances were made by the Trustee on Securities which have defaulted or on which any payment has been recovered from the Trustee by a trustee in bankruptcy and the interest on which cannot be currently collected (either from the issuer of the Securities or the Insurer), in which case the Trustee may reimburse itself for such advances and reduce, if necessary, the amount of the interest distribution. Distributions to Unitholders who are participating in one optional plan for distribution of interest shall not be affected because of advancements by the Trustee for the purpose of equalizing distributions to Unitholders participating in a different plan.
Distributions of amounts represented by the cash balance in the Principal Account for each Trust shall be computed as of each Monthly Record Date commencing with the first such day after the date of the Trust Agreement. On the next following Monthly Distribution Date, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record at the close of business on the Monthly Record Date at his post office address such holder's PRO RATA share of the cash balance of the Principal Account as thus computed. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least that amount set forth in the related Prospectus.
If the Depositor (i) fails to replace any failed Special Security (as defined in Section 3.14), or (ii) is unable or fails to enter into any contract for the purchase of any New Security in accordance with Section 3.14, the Depositor shall pay to the Trustee and the Trustee shall distribute, to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section, to all Unitholders of Units in the respective Trust the principal and accrued interest (at the coupon rate of the relevant Security to the date the Depositor is notified of the failure) and sales charge attributable to such Special Securities at the next Monthly Distribution Date which is more than thirty days after the expiration of the Purchase Period (as defined in Section 3.14) or at such earlier time or in such manner as the Trustee in its sole discretion deems to be in the best interest of the Unitholders.
If any contract for a New Security in replacement of a Special Security shall fail, the Depositor shall pay to the Trustee and the Trustee shall distribute to the extent of the monies credited to the Principal Account pursuant to Section 3.03(b) or supplied by the Depositor pursuant to this Section, the principal and accrued interest (at the coupon rate of the relevant Special Security to the date the Depositor is notified of the failure) and sales charge attributable to the Special Security to the Unitholders of Units in the respective Trust at the next Monthly Distribution Date which is more than thirty days after the date on which the contract in respect of such New Security failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Unitholders.
If, at the end of the Purchase Period, less than all moneys attributable to a failed Special Security have been applied or allocated by the Trustee pursuant to a contract to purchase New Securities, the Trustee shall distribute the remaining moneys to Unitholders of Units in the respective Trust at the next Monthly Distribution Date which is more than thirty days after the end of the Purchase Period or at such earlier time thereafter as the Trustee in its sole discretion deems to be in the best interest of the Unitholders.
The amounts to be so distributed to each Unitholder of a Trust shall be that PRO RATA share of the balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units registered on the books of the Trustee in the name of such Unitholder.
In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Interest Account or the Principal Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Accounts, respectively.
For the purpose of distribution as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Unitholders by means of one check, draft or other proper instrument, PROVIDED that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.
 SECTION 3.06. DISTRIBUTION STATEMENTS. With each distribution from the Interest or Principal Accounts of a Trust, the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account expressed as a dollar amount per Unit of such Trust. Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year and with respect to such Trust:
 (A) as to the Interest Account:
 (1) the amount of interest received on the Securities (including amounts representing interest received upon any disposition of Securities, penalties for failure to make timely payments on Securities or liquidated damages for default on breach of any condition or term of the Securities),
 (2) the amounts paid for purchases of New Securities pursuant to Section
3.14 and for redemptions pursuant to Section 5.02,
 (3) the deductions for applicable taxes and fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, and counsel, and
 (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;
 (B) as to the Principal Account:
 (1) payments of principal on Securities, if any,
 (2) the dates of the sale, maturity, liquidation or redemption of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,
 (3) the amount paid for purchases of New Securities or Replacement Securities pursuant to Section 3.14 and for redemptions pursuant to Section 5.02,
 (4) the deductions for payment of applicable taxes and fees and expenses of the Trustee and counsel, and
 (5) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and
 (C) the following information:
 (1) a list of the Securities as of the last Business Day of such calendar year,
 (2) the number of Units outstanding on the last Business Day of such calendar year,
 (3) the Unit Value based on the last Trust Fund evaluation made during such calendar year,
 (4) the amounts actually distributed during such calendar year from the Interest and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions, and
 (5) such other information as the Trustee may deem appropriate.
The registered owner of Units held in uncertificated form shall be sent by the Trustee at periodic intervals no less frequent than once each year and at any time upon the reasonable written request of the registered owner a dated written statement containing the following information:
 (1) a description of the Fund of which the uncertificated Unit is a part,
 (2) the name, address and taxpayer identification number, if any, of the registered owner, and
 (3) the number of Units registered in the name of the registered owner on the date of the statement.
 SECTION 3.07. SALE OF SECURITIES. If necessary, in order to maintain the sound investment character of a Trust, the Depositor, which may rely on the recommendation of the Portfolio Supervisor, may direct the Trustee to sell or liquidate Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, PROVIDED that the Depositor or Portfolio Supervisor has determined that any one or more of the following conditions exist:
 (a) that there has been a default on such Securities in the payment of principal or interest, or both, when due and payable;
 (b) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of principal or interest on any such Securities, or that there exists any other legal question or impediment affecting such Securities or the payment of debt service on the same;
 (c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust indenture or other document, which would adversely affect either immediately or contingently the payment of debt service on such Securities, or their general credit standing, or otherwise impair the sound investment character of such Securities;
 (d) that there has been a default in the payment of principal of or interest on any other outstanding obligations of an issuer of such Securities;
 (e) that the price of any such Securities has declined as a result of credit factors, so that in the opinion of the Depositor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust Fund and to the interest of the Unitholders;
 (f) that in the case of revenue Securities, the revenues and income of the facility or project or other special funds expressly charged and pledged for debt service on any such Securities shall fall substantially below the estimated revenues or income calculated by the engineers or other proper officials charged with the acquisition, construction or operation of such facility or project, so that, in the opinion of the Depositor as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the sound investment character of the Trust and to the interest of the Unitholders;
 (g) that such Securities are the subject of an advanced refunding (for the purposes of this Section 3.07(g), "an advanced refunding" shall mean when refunding securities are issued and the proceeds thereof are deposited in an irrevocable trust to retire the Securities on or before their redemption date);
 (h) that as of any Record Date any of the Securities are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; or
 (i) that the Federal tax exemption on such Securities has been lost.
If the Trust is an Insured Trust, the Depositor shall also consider whether any insurance that may be applicable to the Securities cannot be relied upon to provide the principal and interest protections intended to be afforded by such insurance.
In the event the Depositor has directed the Trustee to sell a Security from an Insured Trust, the Trustee shall exercise its right (if applicable) to purchase a policy providing for permanent insurance (a "PERMANENT INSURANCE POLICY") if the Depositor determines that such purchase and payment of related premium will result in a net realization for the Insured Trust greater than would the sale of the Security without the purchase of a Permanent Insurance Policy with respect to such Security and shall pay an amount equal to the premium payable for such Permanent Insurance Policy to the Insurer at the time and in the manner required by such Permanent Insurance Policy. Such premium shall be payable only from the proceeds of the sale of such Securities.
Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction; PROVIDED, HOWEVER, that the Trustee shall not sell or liquidate any Securities upon receipt of a direction from the Depositor that it has determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Securities, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Securities.
The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07 except to the extent otherwise required by Section 3.10 of this Indenture.
 SECTION 3.08. REFUNDING SECURITIES. In the event that an offer shall be made by an obligor of any of the Securities in a Trust to issue new obligations in exchange and substitution for any issue of Securities pursuant to a plan for the refunding or refinancing of such Securities, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Securities, except that if (i) the issuer is in default with respect to such Securities, or (ii) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Securities in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Nevertheless, if such an obligation is received by a Trust, it shall either be sold by the Trustee or held in such Trust pursuant to the direction of the Depositor (who may rely on the advice of the Portfolio Supervisor). Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Securities originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Securities eliminated and the securities substituted therefor.
 SECTION 3.09. COUNSEL. The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of underlying securities pursuant to Section 3.07 or the substitution of any securities for underlying securities as the result of any refunding permitted under
Section 3.08. The fees and expenses of such counsel shall be paid by the Trustee from the Interest and Principal Accounts of the applicable Trust as provided for in Section 3.05(d) hereof.
 SECTION 3.10. NOTICE AND SALE BY TRUSTEE. If at any time the principal of or interest on any of the Securities shall be in default and not paid or provision for payment thereof shall not have been duly made within 30 days, either pursuant to the Insurance, if any, or otherwise, the Trustee shall notify the Depositor thereof. If within 30 days after such notification the Depositor has not given any instruction to sell or hold or has not taken any other action in connection with such Securities, the Trustee shall sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.
 SECTION 3.11. TRUSTEE NOT REQUIRED TO AMORTIZE. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts by reason of any premium or discount in respect of any of the Securities.
 SECTION 3.12. LIABILITY OF DEPOSITOR. The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind PRIMA FACIE properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to this Indenture and in furtherance of its duties.
 SECTION 3.13. NOTICE TO DEPOSITOR. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; PROVIDED, HOWEVER, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.13.
 SECTION 3.14. LIMITED REPLACEMENT OF SPECIAL SECURITIES; REPLACEMENT SECURITIES. (a) If any contract in respect of Contract Securities in a Trust other than a contract to purchase a New Security (as defined below), including those purchased on a "when, as and if issued" basis, shall have failed due to any occurrence, act or event beyond the control of the Depositor or the Trustee (such failed Contract Securities being herein called the "SPECIAL SECURITIES"), the Depositor shall notify the Trustee (such notice being herein called the "FAILED CONTRACT NOTICE") of its inability to deliver the failed Special Security to the Trustee after it is notified that the Special Security will not be delivered by the seller thereof to the Depositor. Prior to, or simultaneously with, giving the Trustee the Failed Contract Notice, or within a maximum of twenty days after giving such Notice (such twenty-day period being herein called the "PURCHASE PERIOD"), the Depositor shall, if possible, purchase or enter into the contract, if any, to purchase an obligation to be held as a Security hereunder (herein called the "NEW SECURITY") as part of the Fund in replacement of the failed Special Security, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:
 (1) The New Securities (i) shall be tax-exempt bonds issued by states, counties, territories or municipalities of the United States or authorities or political subdivisions thereof, (ii) shall have a fixed maturity date (whether or not entitled to the benefits of any sinking, redemption, purchase of similar fund) substantially similar to, but not exceeding the date of maturity of the Special Securities they replace, (iii) must be purchased at a price that results in a current return as of the Date of Deposit at least equal to that of the Special Securities they replace, (iv) must be purchased at a price that results in a yield to maturity as of the Date of Deposit of the Trust at least equal to that of the Special Securities they replace, (v) shall be payable as to principal and interest in United States currency, (vi) shall not be "when, as and if issued" Securities, and (vii) shall have the benefit of exemption from state taxation on interest to an equal or greater extent than the Special Securities they replace.
 (2) Each New Security shall be rated at least "BBB" or better in the case of the Insured Trusts and "A" or better in the case of other Trusts by Standard & Poor's Ratings Services or "Baa" or better in the case of the Insured Trusts and "A" or better in the case of other Trusts by Moody's Investors Service, Inc., or comparably rated by any other nationally recognized credit rating service rating debt obligations which shall be designated by the Depositor and shall be satisfactory to the Trustee.
 (3) With respect to the Insured Trusts, each New Security shall be acceptable to the Insurer to be included under the respective Trust's Insurance and will be so included upon acquisition by the Trust or, in the case of a Trust in which all Securities are not insured by a portfolio insurance policy but are Pre-Insured Securities, shall be a Pre-Insured Security.
 (4) The Depositor shall promptly furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the New Securities purchased or to be purchased that shall (i) identify the New Securities,
(ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance, and (iii) state that the foregoing conditions of clauses (1) through (4) have been satisfied with respect to the New Securities.
Upon satisfaction of the foregoing conditions with respect to any New Security, the Depositor shall pay the purchase price for the New Security from its own resources or, if the Trustee has credited any moneys and/or letters of credit attributable to the failed Special Security to the Principal Account of such Trust, the Trustee shall pay the purchase price of the New Security upon directions from the Depositor from the moneys and/or letters of credit so credited to the Principal Account. If the Depositor has paid the purchase price and, in addition, the Trustee has credited moneys of the Depositor to the Principal Account of such Trust, the Trustee shall forthwith return to the Depositor the portion of such moneys that is not properly distributable to Unitholders pursuant to
Section 3.05.
Whenever a New Security is acquired by the Depositor pursuant to the provisions of this Section 3.14, the Trustee shall, within five days thereafter, mail to all holders of Units of the respective Trust notice of such acquisition, including an identification of the failed Special Security and the New Security acquired. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any direction of the Depositor provided in this
Section 3.14, and in the absence of such direction the Trustee shall have no duty to make any purchase. The Depositor shall not be liable for errors of judgment in respect of this Section 3.14; PROVIDED, HOWEVER, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.
Notwithstanding anything to the contrary in this Section 3.14, no substitution of New Securities will be made unless the Depositor has received an opinion of counsel that such substitution will not adversely affect the federal, state or local income tax status of the Trust, if the principal amount of such New Securities when added to all previously purchased New Securities in the Trust exceeds 15% of the principal amount of Securities initially deposited in the Trust.
 SECTION 3.15. PORTFOLIO SUPERVISOR. As compensation for providing portfolio supervisory services under this Indenture, the Portfolio Supervisor shall receive against a statement or statements therefor submitted to the Trustee on or before each Monthly Distribution Date an aggregate annual fee in an amount which shall not exceed that amount set forth in the Prospectus, times the number of Units outstanding as of the December Record Date of the immediately preceding year except during the year or years in which an initial offering period as determined in Section
4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding as of each Record Date with respect to the monthly period ending thereon (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Fund and other unit investment trusts sponsored by the Depositor for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for providing such services. The statement or statements submitted to the Trustee as hereinabove provided shall constitute the Portfolio Supervisor's certification that the amounts claimed as due do not exceed the amount payable in accordance with this Section, and the Trustee shall have no liability for payments made in reliance thereon. Such compensation may, from time to time, be adjusted PROVIDED that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the Date of Deposit of the Trust, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "ALL SERVICES LESS RENT OF SHELTER" or similar index, if such index should no longer be published. The consent or concurrence of the Trustee or any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee, upon receipt of invoice therefor from the Portfolio Supervisor, against the Interest and Principal Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates.
If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.15.
Any moneys payable to the Portfolio Supervisor pursuant to this Section
3.15 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.
Except as the context otherwise requires, the Portfolio Supervisor shall be subject to the provisions of Section 4.05 herein in the same manner as it would if it were the Evaluator.
ARTICLE IV
EVALUATION OF SECURITIES; EVALUATOR
 SECTION 4.01. EVALUATION OF SECURITIES. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Securities of each Trust (treating separate maturities of Securities as separate issues) as of the close of trading on the New York Stock Exchange on the offering side of the market on each Business Day on which such exchange is open for trading until such time as the Evaluator and the Trustee have been informed by the Depositor that the initial public offering of the Units of the respective Trusts has been completed. After the initial public offering of the Units has been completed (and on any day during the initial public offering on which the Trustee has notified the Evaluator that a Unit has been tendered for redemption), the Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Securities of a Trust (treating separate maturities of Securities as separate issues) as of the close of trading on the New York Stock Exchange on the bid side of the market on the days on which an evaluation of the Trust is required by Section 5.01. Such evaluations shall be made (i) on the basis of current bid or offering prices for the Securities of a Trust,
(ii) if bid or offering prices are not available for any Securities of a Trust, on the basis of current bid or offering prices for comparable securities, (iii) by determining the value of the Securities of a Trust on the bid or offering side of the market by appraisal, or (iv) by any combination of the above. Any evaluation of Securities which includes amounts attributable to Permanent Insurance, as defined in Section 5.02 hereof, shall, to the extent necessary, include a deduction for amounts which would be payable as premiums to obtain Permanent Insurance if the Trustee had exercised the right to obtain Permanent Insurance. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Securities of a Trust on the basis of such evaluation, and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.03, the amount of cash then held in the Principal Account of the respective Trust which was received by the Trustee after the Record Date preceding such determination less amounts required for payment of Units tendered for redemption and payment of Trust expenses, and less any amounts held in the Principal Account of the respective Trust for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs four Business Days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current bid or offering prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in the Securities and may value the Insurance on the Securities in such a manner as the Evaluator deems necessary for such valuation.
 The Evaluator shall also make an evaluation of the Securities deposited in each Trust as of the time said Securities are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth in this Section 4.01, and shall be based upon the offering prices of said Securities. Such determination of the offering price of the Securities of each Trust on the Date of Deposit determined as herein provided shall be included in Schedule A attached to the Trust Agreement.
 SECTION 4.02. INFORMATION FOR UNITHOLDERS. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unitholder upon request any determinations made by it pursuant to Section 4.01.
 SECTION 4.03. COMPENSATION OF EVALUATOR. As compensation for its services hereunder, the Evaluator shall receive against a statement therefor submitted to the Trustee monthly on or before each Monthly Distribution Date a fee as specified in the Prospectus for each evaluation of the Securities; PROVIDED, HOWEVER that such fee may be increased without approval of the Trustee or the Unitholders by amounts not exceeding proportionate increases under the category "All Services Less Rent of Shelter" in the Consumer Price Index published by the United States Department of Labor. In no event, however, for Trusts in which the Depositor or an affiliate of the Depositor acts as Evaluator shall such compensation when combined with all compensation received from other series of the Fund and other unit investment trusts sponsored by the Depositor for providing such evaluation services in any calendar year exceed the aggregate cost to the Evaluator for providing such services. The statement submitted to the Trustee as hereinabove provided shall constitute the Evaluator's certification that the amounts claimed as due do not exceed the amount payable in accordance with this Section, and the Trustee shall have no liability for payments made in reliance thereon.
 SECTION 4.04. LIABILITY OF EVALUATOR. The Trustee, the Depositor and the Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or the Unitholders for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.
 SECTION 4.05. RESIGNATION AND REMOVAL OF EVALUATOR; SUCCESSOR. (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositor or the Trustee may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unitholder then of record.
 (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.
 (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.
 (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.
 (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.
ARTICLE V

EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE,
REPLACEMENT OF CERTIFICATES OR UNITS HELD IN UNCERTIFICATED FORM
 SECTION 5.01. EVALUATION. The Trustee shall make an evaluation of each Trust as of the time and dates set forth in the Prospectus for the related Trust. Such evaluations shall take into account and itemize separately (a) the cash on hand in each Trust (other than cash declared held in trust to cover contracts to purchase securities) or moneys in the process of being collected from matured interest coupons or securities matured or called for redemption prior to maturity, (b) the value of each issue of the Securities in the respective Trust as last determined by the Evaluator pursuant to
Section 4.01, (c) interest accrued thereon not subject to collection and distribution, (d) amounts representing organizational expenses paid from a Trust less amounts representing accrued organizational expenses of such Trust, and (e) all other assets of the respective Trust. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of evaluation, and (iii) cash held for distribution to Unitholders of record of the respective Trust, or required for redemption of Units tendered, as of a date prior to the evaluation then being made. The value of the PRO RATA share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "UNIT VALUE." Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to Section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01, (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities and (iii) the period or periods over which such expenses are to be amortized and the aggregate amount of expense to be amortized during each such period. For purposes of calculating the Trust Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units or period of amortization and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses or period of amortization, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.
 SECTION 5.02. REDEMPTIONS BY TRUSTEE; PURCHASES BY DEPOSITOR. Any Units tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust office in the City of New York, duly endorsed or accompanied by proper instruments of transfer with signatures guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signatures guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee, shall be redeemed by the Trustee on the third business day following the day on which tender for redemption is made (being herein called the "REDEMPTION DATE"). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the close of trading on the New York Stock Exchange, on the date of tender; PROVIDED that accrued interest is paid to the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "REDEMPTION PRICE"). Units received for redemption by the Trustee on any day after the evaluation time set forth in the related Prospectus will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.
The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price for more than three business days following the day on which tender for redemption is made (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (iii) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss of damage which may result from any such suspension or postponement.
Not later than the close of business on the day of tender of Units for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Units by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to 12:00 p.m. Eastern time on the next Business Day after the day on which such Units were tendered for redemption. Such purchase shall be made by payment for such Units by the Depositor on the Redemption Date of an amount equal to the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.
Any Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the unit investment trust office of the Trustee in the manner provided in the first paragraph of this
Section 5.02.
If the Depositor does not elect to purchase any Units of a Trust tendered to the Trustee for redemption, or if Units are being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account of such Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell such of the Securities held in such Trust currently designated for such purposes by the Depositor as the Trustee in its sole discretion shall deem necessary. Given the minimum principal amount in which certain Securities may be required to be sold, the proceeds of such sales may exceed the amount necessary for payment of Units redeemed. Such excess proceeds shall be distributed PRO RATA to all remaining Unitholders of record of such Trust Fund; however, the Trustee shall not be required to make a distribution from the Principal Account of the Trust Fund unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least the amount set forth in the related Prospectus. In the event that funds are withdrawn from the Principal Account for payment of accrued interest, the Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in the Interest Account.
The Depositor shall maintain with the Trustee a current list of Securities held in each Trust designated to be sold and the minimum par amount thereof for the purpose of redemption of Units of each Trust tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, PROVIDED that if the Depositor shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account of such Trust and the proceeds of such sales representing accrued interest shall be credited to the Interest Account of such Trust. With respect to Trusts in which all of the underlying Securities have Insurance (the "INSURED TRUSTS"), the Depositor shall also designate on such list of Securities designated to be sold, the Securities upon the sale of which the Trustee shall obtain permanent insurance (the "PERMANENT INSURANCE") from an Insurer, PROVIDED that if the Depositor shall for any reason fail to make such designation, the Trustee in its sole discretion shall make such designation if it deems such designation to be in the best interests of Unitholders. The Trustee is hereby authorized to pay and shall pay out of the proceeds of the sale of the Securities which are covered by Permanent Insurance any premium for such Permanent Insurance and the net proceeds after such deduction shall be credited to the Principal Account and the net proceeds representing accrued interest shall be credited to the Interest Account.
Sales of Securities shall be made in such manner as the Trustee shall determine will bring the best price obtainable for the Trust Fund, provided, however, that sales shall be made in such manner, as the Trustee shall determine, as will provide the Trustee with funds in an amount sufficient and at the time necessary in order for it to pay the Redemption Price of Units tendered for redemption, regardless of whether or not a better price could be obtained if the Securities were sold without regard for the day on which the proceeds of such sale would be received. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this
Section 5.02.
Certificates evidencing Units and the amount recorded in the registration books of the Trust representing Units held in uncertificated form redeemed pursuant to this Section 5.02 shall be cancelled by the Trustee and the Unit or Units evidenced by such Certificates or evidenced by such records in the registration books of the Trust for Units held in uncertificated form shall be terminated by such redemptions.
When directed by the Depositor, the Trustee shall employ the Depositor as its agent for the purpose of executing sales of Securities. The Depositor will verify the Trustee's ownership of any Security prior to entering into a contract for its sale. The Trustee shall have no liability for loss or depreciation resulting from the Depositor's negligence or misconduct as such agent.
Notwithstanding the foregoing, the Trustee is hereby authorized in its discretion, but without obligation, in the event that the Depositor does not elect to purchase any Unit tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming such Unit, to sell such Unit in the over-the-counter-market for the account of the tendering Unitholder at a price which will return to the Unitholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price which such Unitholder would otherwise be entitled to receive on redemption pursuant to this Section 5.02. The Trustee shall pay to the Unitholder the net proceeds of any such sale no later than the day the Unitholder would otherwise be entitled to receive payment of the Redemption Price hereunder.
 SECTION 5.03. TRANSFER OR INTERCHANGE OF CERTIFICATES OR UNITS HELD IN UNCERTIFICATED FORM. A Unit may be transferred by the registered holder thereof by presentation and surrender of the Certificate or in the case of Units held in uncertificated form, written transfer instructions in a form satisfactory to the Trustee at the unit investment trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon a new registered Certificate or Certificates or a new notation in the registration books of the Trust for Units to be held in uncertificated form for the same number of Units of the same Trust Fund executed by the Trustee and the Depositor will be issued in exchange and substitution therefor. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the same Trust and all Certificates issued shall be issued in denominations of one Unit or any multiple thereof as may be requested by the Unitholder. Unitholders may exchange their Certificates for the same number of Units to be held in uncertificated form as recorded in the registration books of the Trust.
The Trustee may deem and treat the person in whose name any Unit shall be registered upon the books of the Trustee as the owner of such Unit for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit shall be so registered. Unitholders holding their Units in uncertificated form may at any time request the Trustee to issue Certificates representing such Units. The Trustee shall, upon receipt of such a request in a form satisfactory to it, issue Certificates in denominations of one Unit or any multiple thereof as may be requested by the Unitholders.
A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay a reasonable fee to be determined by the Trustee for each new Certificate issued on any such transfer or interchange.
All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.
 SECTION 5.04. CERTIFICATES MUTILATED, DESTROYED, STOLEN OR LOST. In case any Certificate shall become mutilated, destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the holder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate, a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
In the event the related Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 8.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.
ARTICLE VI
TRUSTEE
 SECTION 6.01. GENERAL DEFINITION OF TRUSTEE'S LIABILITIES, RIGHTS AND DUTIES. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture; PROVIDED, HOWEVER, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts of such Trust, and the payment of such costs and expenses shall be secured by a prior lien on such Trust.
In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:
 (a) All moneys deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust within the meaning of the Investment Company Act of 1940, as part of the Trust Fund or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.
 (b) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Securities or Units pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, PROVIDED that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto and the Unitholders.
 (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Certificates or the due execution thereof by the Depositor or for the policy of insurance, including (without limiting the foregoing) the terms thereof, its due execution and delivery or the payment by the Insurer of amounts due under, or the performance by the Insurer of its obligations in accordance with, the Insurance, if any, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unitholder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor, the Evaluator or the Insurer.
 (d) The Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts of the affected Trust or Trusts. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture; PROVIDED, HOWEVER, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust prior to the interests of Unitholders.
 (e) The Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee, in accordance with the opinion of counsel which may be counsel to the Depositor acceptable to the Trustee. The fees and expenses charged by such agents, attorneys, accountants and auditors shall constitute an expense of the Trustee, reimbursable from the Interest and Principal Accounts of the affected Trust as set forth in Section 6.04 hereof.
 (f) If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may, in its sole discretion: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Interest Accounts of the affected Trusts or, to the extent funds are not available in such Account, from the Principal Accounts of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, (2) terminate this Indenture and the trust created hereby and liquidate the Trust Fund in the manner provided in Section 8.02 or (3) continue to act as Trustee hereunder without terminating this Indenture, acting in its own absolute discretion without appointing any successor Depositor and receiving additional compensation at rates determined as provided in clause (1) of this Section 6.01(f).
 (g) If (i) the value of any Trust as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than that amount set forth in the Prospectus, or (ii) by reason of the Depositor's redemption of Units of a Trust not theretofore sold constituting more than 60% of the number of Units initially authorized, the net worth of the Trust is reduced to less than 40% of the aggregate principal amount of Securities initially deposited in such Trust, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the trust created hereby and liquidate such Trust, all in the manner provided in
Section 8.02.
 (h) In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Interest and Principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on such Trust.
 (i) No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as a expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.
 (j) The Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.
 (k) The Trustee is authorized to appoint as co-trustee of any Trust a trust company affiliated with the Trustee to perform the functions of custodian and receiving and paying agent.
 (l) The Trustee in its individual or any other capacity may become owner or pledgee of, or be an underwriter or dealer in respect of, stocks, bonds or other obligations issued by the same issuer (or an affiliate of such issuer) or any obligor of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the same rights and powers as if it were not the Trustee hereunder.
 (m) The Trust may include a letter or letters of credit for the purchase of Contract Securities issued by the Trustee in its individual capacity for the account of the Depositor, and the Trustee may otherwise deal with the Depositor with the same rights and powers as if it were not the Trustee hereunder.
 SECTION 6.02. BOOKS, RECORDS AND REPORTS. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its unit investment trust office, including a record of the name and address of, and the Certificates issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours. The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.
Unless the Depositor determines that such an audit is not required, the accounts of the Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and the reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders. So long as the Depositor is making a secondary market for Units, the Depositor shall bear the cost of such annual audits to the extent such cost exceeds that amount set forth in the related Prospectus.
To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of independent counsel to the Depositor or "no-action" letters issued by or published interpretations of the staff of the Securities and Exchange Commission, the Trustee shall pay, or reimburse to the Depositor or others, from the Interest or Principal Account the costs of the preparation of documents and information with respect to each Trust required by law or regulation in connection with the maintenance of a secondary market in units of each Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under Federal and state securities laws.
 SECTION 6.03. INDENTURE AND LIST OF SECURITIES ON FILE. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Trust.
 SECTION 6.04. COMPENSATION. For services performed under this Indenture the Trustee shall be paid an amount per annum at the rate as set forth in the Trust Agreement. During the first year, such compensation shall be reduced for each Trust under each plan of distribution by the amount set forth in the Prospectus which amount represents the amount of interest which accrues on any "when-issued" Securities and any Securities otherwise delivered after the First Settlement Date between the First Settlement Date of the respective Trust and the respective dates of delivery of any mk12such Securities. The Depositor shall reimburse the Trustee for such reduction on or before the First Settlement Date of the Trust. The Trustee's compensation shall accrue daily and be computed on the basis of the greatest principal amount of Securities in each Trust at any time during the period with respect to which such compensation is being computed (such period being the period commencing with the next preceding Record Date, or the initial date of deposit, as appropriate, and running to, but not including, the Record Date on which such computation is made) and shall be apportioned among the respective plans of distribution in effect as of January 1 next preceding such computation. The Trustee may periodically adjust the compensation provided for pursuant to this paragraph in response to fluctuations in short-term interest rates and average cash balances of the Trust accounts (reflecting the cost to the Trustee of advancing funds to a Trust to meet scheduled distributions and changes in anticipated earnings on cash balances) and may, in addition, adjust such portion of its fee as is not computed by reference to the cash balances in the Trust accounts in accordance with the percentage of the total increase, after the Date of Deposit of the Trust, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "ALL SERVICES LESS RENT OF SHELTER". The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Interest and Principal Accounts of each Trust on or before the Distribution Date on which such period terminates; PROVIDED, HOWEVER, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Trustee shall charge the Interest and Principal Accounts relating to such Trust for any and all expenses and disbursements incurred hereunder, including insurance premiums, legal and auditing expenses, and for any extraordinary services performed by the Trustee hereunder relating to such Trust.
The Trustee shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Interest and Principal Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.04. The Depositor and Trustee will observe the procedures described in Section 5.02 with respect to the purchase of Permanent Insurance in connection with any such sale of Securities from an Insured Trust.
The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this
Section 6.04. Any moneys payable to the Trustee pursuant to this Section shall be secured by a prior lien on the affected Trust.
 SECTION 6.05. REMOVAL AND RESIGNATION OF TRUSTEE; SUCCESSOR. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:
 (a) The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trusts and filing same with the Depositor and (unless the Depositor shall have, concurrently with such resignation, appointed a successor trustee) mailing a copy of a notice of resignation to all Unitholders then of record, not less than 60 days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. In case at any time the Trustee shall not meet the requirements set forth in Section 6.06 hereof, or shall become incapable of acting, or if a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trustee in an involuntary case, or the Trustee shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Trustee or for any substantial part of its property shall be appointed, or the Trustee shall generally fail to pay its debts as they become due, or shall fail to meet such written standards for the Trustee's performance as shall be established from time to time by the Depositor, or if the Depositor determines in good faith that there has occurred either (1) a material deterioration in the creditworthiness of the Trustee or (2) one or more negligent acts on the part of the Trustee having a materially adverse effect, either singly or in the aggregate, on the Trust or on one or more Trusts of one or more Funds, such that the replacement of the Trustee is in the best interests of the Unitholders, the Depositor, upon 60 days' prior written notice, may remove the Trustee and appoint a successor trustee having qualifications and at a rate of compensation satisfactory to the Depositor by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a Trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record.
 (b) Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor and the resigning or removed Trustee shall, upon payment of any amounts due the resigning or removed Trustee, or provision therefor to the satisfaction of such resigning or removed Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Trustee; and the resigning or removed Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture.
 (c) In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
 (d) Any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.
 (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.
 SECTION 6.06. QUALIFICATIONS OF TRUSTEE. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus and undivided profits of not less than $5,000,000.
ARTICLE VII
RIGHTS OF UNITHOLDERS
 SECTION 7.01. BENEFICIARIES OF TRUST. By the purchase and acceptance or other lawful delivery and acceptance of any Units, the Unitholder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units set forth and evidenced by such Certificate or evidenced by the records in the registration books of such Trust subject to the terms and conditions of this Indenture, and of such Certificate or of the initial transaction statements sent to Unitholders in uncertificated form.
 SECTION 7.02. RIGHTS, TERMS AND CONDITIONS. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:
 (a) A Unitholder may at any time prior to the evaluation time as of the date on which the Trust is terminated tender his Unit or Units to the Trustee for redemption in accordance with Section 5.02.
 (b) The death or incapacity of any Unitholder shall not operate to terminate this Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.
 (c) No Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, a related Trust, or the obligations and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates or in the initial transaction statement, be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.
ARTICLE VIII
ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS
 SECTION 8.01. AMENDMENTS. This Indenture may be amended from time to time by the Depositor and Trustee hereto or their respective successors, without the consent of any of the Unitholders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; or (b) to make such other provision regarding matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; PROVIDED, HOWEVER, that the parties hereto may not amend this Indenture so as to (i) increase the number of Units issuable hereunder above the amount issued pursuant to Section 2.01, or such lesser amount as may be outstanding at any time during the term of this Indenture, or (ii) subject to Sections
3.08 and 3.14, permit the deposit or acquisition hereunder of interest bearing obligations or other securities either in addition to or in substitution for any of the Securities.
Promptly after the execution of any such amendment, the Trustee shall furnish written notification to all then outstanding Unitholders of the substance of such amendment.
 SECTION 8.02. TERMINATION. This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of that percentage of the outstanding Units of the respective Trust as set forth in the related Prospectus; PROVIDED that in no event shall any Trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of this Indenture (the "MANDATORY TERMINATION DATE"); and PROVIDED FURTHER, that in connection with any such termination, it shall not be necessary for the Trustee to dispose of any Security or Securities of the respective Trust if retention of such Security or Securities of the respective Trust, until due, shall be deemed to be in the best interests of Unitholders of the respective trust, including but not limited to, situations in which a Security or Securities are in default, situations in which a Security or Securities reflect a deteriorated market price resulting from a fear of default, and situations in which a Security or Securities mature after the Mandatory Termination Date. The Depositor and Trustee will observe the procedures described in
Section 5.02 with respect to the purchase of Permanent Insurance in connection with the disposition of Securities from an Insured Trust. Upon the date of termination the registration books of the Trustee shall be closed.
Written notice of any termination, specifying the time or times at which the Unitholders of such Trust may surrender their Units for cancellations shall be given by the Trustee to each Unitholder at his address appearing on the registration books of the Trustee. Within a reasonable period of time after such termination, the Trustee shall fully liquidate the Securities of such Trust then held, if any, and shall:
 (a) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Principal Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses, indemnities or advances in connection with such Trust as provided herein;
 (b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor and bond counsel in connection with such Trust, if any;
 (c) deduct from the Interest Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;
 (d) distribute to each Unitholder of such Trust, upon surrender for cancellation of his Unit or Units, such holder's PRO RATA share of the balance of the Interest Account of such Trust;
 (e) distribute to each Unitholder of such Trust, upon surrender for cancellation of his Unit or Units, such holder's PRO RATA share of the balance of the Principal Account and, upon satisfaction of the conditions provided in Section 3.04 hereof, the Reserve Account, of such Trust; and
 (f) together with such distribution to each Unitholder as provided for in
(d) and (e), furnish to each such Unitholder a final distribution statement as of the date of the computation of the amount distributable to Unitholders, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.
The amounts to be so distributed to each Unitholder shall be that PRO RATA share of the balance of the total Interest and Principal Accounts of such Trust as shall be represented by the Units therein evidenced by the outstanding Unit or Units held of record by such Unitholder.
The Trustee shall be under no liability with respect to moneys held by it in the Interest, Reserve and Principal Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act of 1940, without interest until disposed of in accordance with the terms of this Indenture.
In the event that all of the Unitholders of such Trust shall not surrender their Units for cancellation within six months after the time specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Unitholders to surrender their Units for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Units of such Trust shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining Unitholders concerning surrender of their Units and the cost thereof shall be paid out of the moneys and other assets which remain in trust hereunder.
 SECTION 8.03. CONSTRUCTION. This Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such state shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.
 SECTION 8.04. REGISTRATION OF UNITS. The Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, Federal or state, pursuant to applicable Federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust Fund created hereunder, and the Trustee shall incur no liability or be under any obligation or expenses in connection therewith, except as provided in
Section 3.01.
 SECTION 8.05. WRITTEN NOTICE. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, World Trade Center, 164 Northern Avenue, ZT3, Boston, Massachusetts 02210, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.
Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the Unit Investment Trust offices of the Trustee, 4 New York Plaza, New York, New York 10004-2413, Attention: Unit Investment Trust Division, or such other address as shall be specified by the Trustee to the other parties hereto in writing.
Any notice, demand, direction or instruction to be given to the Evaluator hereunder shall be in writing and shall be duly given if mailed or delivered to the Evaluator, 395 Hudson Street, New York, New York 10014-3622, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing.
Any notice, demand, direction or instruction to be given to the Portfolio Supervisor shall be in writing and shall be duly given if mailed or delivered to the Portfolio Supervisor at World Trade Center, 164 Northern Avenue, ZT3, Boston, Massachusetts 02210 hereto or such other address as shall be specified by the Portfolio Supervisor to the other parties hereto in writing.
Any notice to be given to the Unitholders shall be duly given if mailed by first class mail with postage prepaid or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.
 SECTION 8.06. SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates or the rights of the holders thereof.
 SECTION 8.07. DISSOLUTION OF DEPOSITOR NOT TO TERMINATE. The dissolution of the Depositor for any cause whatsoever shall not operate to terminate this Indenture or any Trust Fund insofar as the duties and obligations of the Trustee are concerned.

In Witness Whereof, National Financial Services Corporation, Muller Data Corporation and The Chase Manhattan Bank have each caused these Standard Terms and Conditions of Trust to be executed by authorized officers all as of the day, month and year first above written.

 National Financial Services
   Corporation, Depositor and
   Portfolio Supervisor

 By
 Muller Data Corporation, Evaluator
 By
 The Chase Manhattan Bank, Trustee
 By
Vice President
SCHEDULE A
SECURITIES INITIALLY DEPOSITED
FIDELITY DEFINED TRUSTS MUNICIPAL INCOME TRUST, SERIES 1
(Note: For the purposes of Schedule A, the Schedule may be completed using the column headings shown below or a printed copy of the "Portfolio" for each Trust as the same appears in the Prospectus pertaining to Fidelity Defined Trusts Municipal Income Trust, Series 1 and appropriately designated "Schedule A" may be attached hereto.)
Principa
l          Full Name of    Date    Coup   Cost to
Amount     Obligation      of      on     Fund       Ratin
Deposite                   Matu    Rate              g
d                          rity